                           SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a)
                    of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-12

                       Suburban Lodges of America, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (2) Aggregate number of class of securities to which transaction applies:
                                      N/A
     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fees was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:                       N/A

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     (2) Form, Schedule or Registration Statement No.: N/A

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     (3) Filing Party:                                 N/A

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     (4) Date Filed:                                   N/A

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

                       SUBURBAN LODGES OF AMERICA, INC.
                             300 Galleria Parkway
                                  Suite 1200
                            Atlanta, Georgia 30339

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held on May 17, 2001


     The Annual Meeting of Shareholders of Suburban Lodges of America, Inc. (the "Company") will be held on May 17, 2001, at 10:00 a.m. at The Cobb Galleria Centre, Room 119, Two Galleria Parkway N.W., Atlanta, GA 30339, for the purposes of considering and voting upon the following matters which are described in the attached Proxy Statement:

          1.   The election of two directors whose terms will expire in 2004;
               and

          2. Such other matters as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record at the close of business on March 29, 2001, the record date fixed by the Board of Directors, will be entitled to notice of and to vote at the meeting or any adjournment thereof.

     A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed business reply envelope. The proxy may be revoked at any time prior to exercise, and if you attend the meeting you may withdraw your Proxy at that time and vote in person.


                              By Order of the Board of Directors,

                              Kevin R. Pfannes
                              Secretary



April 10, 2001

--------------------------------------------------------------------------------
 WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING IN PERSON, PLEASE VOTE, SIGN, DATE AND RETURN THE ENCLOSED PROXY/VOTING INSTRUCTION CARD PROMPTLY IN THE ENCLOSED BUSINESS REPLY ENVELOPE. IF YOU DO ATTEND THE MEETING, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
--------------------------------------------------------------------------------

                       SUBURBAN LODGES OF AMERICA, INC.
                             300 Galleria Parkway
                                  Suite 1200
                            Atlanta, Georgia  30339
                               _________________

                                PROXY STATEMENT

                         ANNUAL MEETING - MAY 17, 2001

Shareholders' Meeting

     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Suburban Lodges of America, Inc. (the "Company") for use at the Annual Meeting of Shareholders of the Company to be held at The Cobb Galleria Centre, Room 119, Two Galleria Parkway N.W., Atlanta, Georgia 30339 on May 17, 2001, at 10:00 a.m. and any adjournment thereof, for the purposes set forth in the accompanying notice of the meeting. It is anticipated that this Proxy Statement and the accompanying Proxy will first be mailed to shareholders on or about April 10, 2001.

Revocation of Proxies

     Any Proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives written notice of his or her election to vote in person, without compliance with any other formalities. In addition, any Proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering an instrument revoking it or a duly executed Proxy bearing a later date to the Secretary of the Company. If the Proxy is properly completed and returned by the shareholder and is not revoked, it will be voted at the meeting in the manner specified thereon. If the Proxy is returned but no choice is specified thereon, it will be voted "FOR" the persons named below as the nominees for the Board of Directors under the caption "Proposal No. 1 - Election of Directors" and for Proposal No. 2 relating to the transaction of such other business as may lawfully come before the meeting.

Costs of Solicitation

     The expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. Copies of solicitation materials may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to beneficial owners of shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), and normal handling charges may be paid for such forwarding service. In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone.

Beneficial Ownership of Securities and Voting Rights

     There are 12,003,570 shares of Common Stock of the Company outstanding and entitled to vote as of the record date, March 29, 2001. Holders of Common Stock are entitled to one vote per share on all matters voted on by shareholders, including the election of directors.

     Voting Securities and Principal Holders. The following table sets forth certain information regarding the beneficial ownership of Common Stock by (i) each director of the Company; (ii) each named executive officer of the Company;
(iii) all directors and executive officers of the Company as a group; and (iv) each person known to the Company to beneficially own more than five percent (5%) of the outstanding Common Stock. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and dispositive power. The number of shares represents the number of shares of Common Stock the person holds as of March 29, 2001, unless otherwise indicated.

                    Name of                                 Number of Shares                Percent
            Beneficial Owner/(1)/                          Owned Beneficially            of Class/(11)/
-----------------------------------------------    --------------------------------    -------------------
David E. Krischer/(2)/                                                    2,850,437                   23.6%

Dimensional Fund Advisors/(3)/                                            1,024,500                    8.5%

WR Investment Partners Small Cap Corp./(4)/                                 779,300                    6.5%

SAFECO Corporation/(5)/                                                     734,900                    6.1%

J. P. Morgan Chase & Co./(6)/                                               619,820                    5.2%

Dan J. Berman/(7)/                                                          134,265                    1.1%

Paul A. Criscillis, Jr./(7)/                                                 43,334                     *

James R. Kuse/(8)/                                                           28,290                     *

Michael McGovern/(8)/                                                       423,838                    3.5%

Kevin R. Pfannes/(7)/                                                        36,461                     *

Gregory C. Plank/(9)/                                                        21,884                     *

John W. Spiegel/(8)/                                                         19,322                     *

All Directors and Executive
Officers as a Group (eleven persons)/(10)/                                3,700,993                   30.0%

____________________________________________________________________
*    Represents less than one percent of the outstanding Common Stock.

(1) Unless otherwise indicated, the address of the persons named above is care of Suburban Lodges of America, Inc., 300 Galleria Parkway, Suite 1200, Atlanta, Georgia 30339.

(2) Includes options to purchase 100,000 shares, which are exercisable within 60 days of March 29, 2001, 117 shares held in an individual retirement account for the benefit of Mr. Krischer's spouse, 117 shares held in an individual retirement account for the benefit of Mr. Krischer's daughter, and 550,000 shares held by Parrotts Cove Associates, L.P., a limited partnership of which Mr. Krischer is the general partner.

(3) The address of Dimensional Fund Advisors, a Delaware corporation, is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401. Share information is as of December 31, 2000, based upon a Schedule 13G filed with the Securities and Exchange Commission on February 2, 2001. The shares are reported as owned by investment companies and certain group trusts and separate accounts to whom the reporting entity provides investment advice and management services. Dimensional Fund Advisors disclaims beneficial ownership of the shares.

(4) Share information is based on a Schedule 13D filed with the Securities and Exchange Commission on April 12, 1999. The Company believes that such information is still accurate as of March 29, 2001. The address of WR Investment Partners Small Cap Corp., a New Jersey corporation, is P. O. Box 1975, 330 South Street, Morristown, NJ 07962-1975. E. Burke Ross, Jr. is reported as the sole shareholder of the reporting corporation.

(5) SAFECO Corporation's address is SAFECO Plaza, Seattle, Washington 98185. Share information is as of December

     31, 2000, based upon a Schedule 13G amendment filed with the Securities and Exchange Commission on January 23, 2001, in which SAFECO Corporation, SAFECO Asset Management Company, 601 Union Street, Suite 2500, Seattle, Washington 98101 and SAFECO Resource Series Trust, 10865 Willows Rd NE, Redmond, Washington 98052, jointly report shared voting and dispositive power as to these shares. SAFECO Corporation and SAFECO Asset Management Company disclaim beneficial ownership of the shares. Each of SAFECO Corporation and SAFECO Asset Management Company reports that it has filed the statement because it is considered an indirect beneficial owner of the shares based on its ownership or control of SAFECO Resource Series Trust.

(6) The address of J. P. Morgan Chase & Co., a Delaware corporation, is 270 Park Avenue, New York, NY 10017. Share information is as of December 31, 2000, based upon a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2001. The shares are reported as owned by other persons known to have one or more of the following with respect to the shares: the right to receive or the power to direct the receipt of dividends; the right to receive or the power to direct the receipt of sale proceeds.

(7) Includes options to purchase 33,334 shares, which are exercisable within 60 days of March 29, 2001.

(8) Includes 1,632 shares of restricted Common Stock upon which the restrictions lapse within 60 days of March 29, 2001, and options to purchase 7,500 shares, which are exercisable within 60 days of March 29, 2001.

(9) Includes options to purchase 20,834 shares, which are exercisable within 60 days of March 29, 2001.

(10) Based on 12,003,570 shares of Common Stock outstanding on March 29, 2001, as adjusted for shares of restricted Common Stock upon which the restrictions lapse within 60 days of March 29, 2001, and shares subject to options exercisable within 60 days of March 29, 2001.

                    PROPOSAL NO. 1 - ELECTION OF DIRECTORS

     The Articles of Incorporation and the Bylaws of the Company provide that the Board of Directors shall consist of not less than two but not more than nine directors. Currently, there are five directors, three of whom are independent directors. The Board of Directors is divided into three classes of directors serving staggered three-year terms. Two directors are to be elected at the meeting for three-year terms expiring in 2004. The Board has nominated Messrs. James R. Kuse and Michael McGovern for re-election to three-year terms. After the re-election of Messrs. Kuse and McGovern at the meeting, the Company will have five directors, including the three directors whose present terms currently extend beyond the meeting. Information about Messrs. Kuse and McGovern and the continuing directors is set forth below.

     Each Proxy executed and returned by a shareholder will be voted as specified thereon by the shareholder. If no specification is made, the Proxy will be voted for the re-election of Messrs. Kuse and McGovern. In the event that either of Messrs. Kuse or McGovern withdraws as a nominee or for any reason is not able to serve as a director, the Proxy will be voted for such other person as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than two nominees. Management of the Company believes that both Messrs. Kuse and McGovern will serve if elected.

     Directors are elected by a plurality of the votes cast by the holders of the shares entitled to vote in an election at a meeting at which a quorum is present. A quorum is present when the holders of a majority of the voting shares outstanding on the record date are present at a meeting in person or by proxy. Abstentions and broker non-votes will be included in determining whether a quorum is present at a meeting, but will not have an effect on the outcome of a vote for directors.

Information about the Nominees and the Continuing Directors

     The following information has been furnished by the nominees and the continuing directors. Except as otherwise indicated, the nominees and the continuing directors have been or were engaged in their present or last principal employment, in the same or a similar position, for more than five years.

Name (Age)                    Information About the Nominees
----------                    ------------------------------

Nominees for Director Whose Terms Will Expire in 2004
-----------------------------------------------------

James R. Kuse  (70)           Mr. Kuse has been a director of the Company since
                              May 1996. Since January 1985, he has served as the Chairman of the Board of Directors of Georgia Gulf
                              Corporation, a chemical manufacturing company.
                              From February 1989 through February 1991, Mr. Kuse also served as the Chief Executive Officer of Georgia Gulf Corporation.

Michael McGovern  (57)        Mr. McGovern has been a director of the Company
                              since May 1996. Since 1975, Mr. McGovern has been the President and a director of McGovern
                              Enterprises, Inc., a company that provides corporate, financial and real estate advisory services throughout the United States. Mr.
                              McGovern formerly served as a Director of Premier
                              Bancshares, Inc., and currently serves as a Director of Bentley Pharmaceuticals, Inc.

Name (Age)                    Information About the Continuing Directors
----------                    ------------------------------------------

Directors Whose Terms Will Expire in 2002
-----------------------------------------

David E. Krischer  (52)       Mr. Krischer formed the Company in 1987 to develop
                              a national chain of economy extended stay hotels and has served as its Chief Executive Officer since inception. Mr. Krischer has over 18 years of experience in real estate development, has been involved in the hospitality industry for more than 13 years and served as the founding Chairman of the Extended Stay Lodging Council, a division of the American Hotel & Motel Association.

Dan J. Berman  (36)           Mr. Berman joined the Company in September 1993 as
                              its Vice President -Franchising and has been a director since March 1996. Prior to joining the Company, Mr. Berman practiced commercial law in New York City with the firm Young and Young from September 1990 to May 1993.

Director Whose Term Will Expire in 2003
---------------------------------------

John W. Spiegel  (60)         Mr. Spiegel became a director of the Company in
                              May 1996. Mr. Spiegel served as Executive Vice
                              President and Chief Financial Officer of SunTrust
                              Banks, Inc. from 1985 until November 2000, and presently serves as Vice Chairman and Chief
                              Financial Officer of SunTrust Banks, Inc. Mr.
                              Spiegel is also a member of the Board of Directors of Rock-Tenn Company.

Board Committees

         There are three standing committees of the Board of Directors: the Audit Committee, the Compensation Committee and the Executive Committee. The Company has no standing nominating committee or other committee performing similar functions.

         Audit Committee. The Audit Committee consists of Messrs. Kuse, McGovern and Spiegel. The Audit Committee will make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Audit Committee held one meeting during 2000. All three Committee members were present for this meeting.

         Compensation Committee. The Compensation Committee consists of Messrs. McGovern and Kuse. The Compensation Committee determines compensation for the Company's executive officers and administers the Company's 1996 Plan (as defined below). The Compensation Committee held one meeting during 2000. Both Committee members were present for this meeting.

         Executive Committee. The Executive Committee consists of Messrs. Krischer and McGovern. The Executive Committee did not hold any formal meetings during 2000; however, its members met and conferred frequently on an informal basis to discuss strategic matters affecting the Company.

Board Meetings

         During 2000, the Board of Directors held five meetings. Mr. Kuse attended four of these meetings. Each of the other members of the Board attended all five meetings.

Compensation of Directors

         The Company's non-employee directors receive directors' fees of $2,000 per Board meeting attended in person and $1,250 per Board meeting attended by telephone, and all Directors are reimbursed for their out-of-pocket expenses incurred in connection with their service on the Board of Directors. In addition, all non-employee directors are entitled to participate in and receive non-cash compensation through The Directors' Plan (as described below). Messrs. Krischer and Berman receive no compensation for their service on the Board of Directors other than reimbursement for their out-of-pocket expenses incurred in connection with such service. Each committee chairperson is paid $2,000 per year for his service in that capacity and there are no additional fees for attendance at committee meetings held in conjunction with Board meetings.

         The Directors' Plan provides for the grant of options to purchase Common Stock and the award of Common Stock to non-employee directors. Provided that a director remains a director of the Company, he or she is eligible to receive, at the first Board meeting following the annual meeting of shareholders, a grant of 1,500 options, exercisable for ten years on the earlier of the first anniversary after the grant or the date of the next annual meeting of shareholders. Options are exercisable, for cash, Common Stock, acceptable cash equivalent or a combination acceptable to the administrator of The Directors' Plan. Options are generally non-transferable. At the first Board meeting following the annual meeting of shareholders, non-employee directors are eligible to receive an award of shares of Common Stock that have a fair market value of $10,000 (based on the closing Nasdaq market price on the date of such meeting). A director is 100% vested with respect to the Common Stock award on the earlier of the first anniversary of the award or the date of the next annual meeting of shareholders, provided that the director continues to serve as a director after the annual meeting. A director has the right to vote and to receive dividends with respect to the awarded stock, even if he or she is not vested. In the event of a change of control, all restricted stock (other than restricted stock granted within six months of the change of control) shall vest and all options granted under The Directors' Plan shall become exercisable.

                   EXECUTIVE COMPENSATION AND OTHER BENEFITS

         The following table sets forth certain information regarding the annual compensation for services in all capacities to the Company and its predecessors paid during the last three fiscal years to the Company's Chief Executive Officer and the other four most highly compensated executive officers (with annual salary and bonus in excess of $100,000). The Company has not entered into an employment agreement with any of its officers or employees.

                          Summary Compensation Table

                                                                                 Long-Term
                                                                               Compensation
                                         Annual Compensation                      Awards
                              -------------------------------------------    ------------------
                                                                                Securities
                                                                                Underlying
          Name and                                                             Options/SARs          All Other
     Principal Position         Year        Salary             Bonus          (No. of Shares)    Compensation (1)
----------------------------  --------- ---------------- ------------------- ------------------ --------------------
David E. Krischer..........      2000     $  340,385        $  151,500             75,000            $  2,656
Chairman of the Board and        1999     $  302,500        $   70,000             75,000            $  2,500
   Chief Executive Officer       1998     $  270,000        $  100,000             75,000            $  2,478


Paul A. Criscillis, Jr. ...      2000     $  169,846        $   60,000             25,000            $    872
Vice President and               1999     $  154,154        $   35,000             25,000            $  1,159
   Chief Financial Officer       1998     $   57,692        $   18,750             50,000

Gregory C. Plank ..........      2000     $  170,000        $   60,000             25,000            $    460
President                        1999     $   79,615        $   20,615             75,000
Dan J. Berman..............      2000     $  144,711        $   45,500             25,000            $  1,447
Vice President -                 1999     $  130,000        $   32,206             25,000            $  1,260
   Franchising (Suburban         1998     $   96,692        $   56,639             25,000            $    967
   Lodge Brand)

Kevin R. Pfannes...........      2000     $  144,711        $   45,500             25,000            $  1,341
Vice President and General       1999     $  130,000        $   23,000             25,000            $  1,530
   Counsel; Secretary            1998     $   67,500        $  158,000             25,000            $  2,314

-----------------------------
(1) The amounts shown in this column consist of contributions by the Company to its 401(k) Savings Plan on behalf of the named executive officers.

Options Purchased and Granted in Last Fiscal Year

         During 2000, the Company purchased from four of its executive officers stock options to purchase an aggregate of 300,000 shares of its Common Stock. These purchases were motivated by a desire to reduce the number of options outstanding at a nominal cost ($0.01 per share). The Company purchased options issued to David Krischer for 150,000 shares, to Dan Berman for 50,000 shares, to Kevin Pfannes for 50,000 shares, and to Hunter Hilliard for 50,000 shares. The options purchased have been canceled by the Company. For those executives listed on the Summary Compensation Table, the purchase price of their options have been included in each executives' Bonus. The following table provides certain information about such purchased options.

                                                 Number of     Market Price
                                                 Securities     of Stock At    Exercise Price At   Length Of Original
                                   Date of       Underlying       Date of       Date of Purchase    Term Remaining At
          Name                     Purchase       Options        Purchase           of Option       Date of Purchase
          ----                     --------       -------        --------           ---------       ----------------
  David E. Krischer.............     5/11/00       23,520          $6.125          $18.70             12 months
                                                  126,480          $6.125          $17.00             70 months
  Dan J. Berman.................     5/11/00       50,000          $6.125          $17.00             70 months
  Kevin R. Pfannes..............     5/24/00       50,000          $5.500          $17.00             70 months
  G. Hunter Hilliard............     5/11/00       50,000          $6.125          $17.00             70 months

         On December 18, 2000, the Company granted options as set forth in the following table to the four Company executive officers named in the preceding table. The options granted to Messrs. Krischer, Berman, Pfannes and Hilliard were in the same amounts as granted to them in the 1998 and 1999 fiscal years. In the view of the Compensation Committee the issuance of options to the named executives in 2000 was unrelated to the purchase of options referenced in the proceeding table which occurred more than six months prior to the new grants, and were not viewed by the Committee as a repricing or reissuance of the purchased options. The new options were granted at fair market value on the date of issuance. The following table summarizes certain information regarding stock options granted during 2000 to the Company's executive officers named in the Summary Compensation Table and to Mr. Hilliard.

                                                  Individual Grants
                            ------------------------------------------------------------
                                                                                           Potential Realizable
                              Number of       Percent of                                     Value at Assumed
                             Securities     Total Options                                  Annual Rates of Stock
                             Underlying       Granted to     Exercise or                  Price Appreciation for
                               Options       Employees in     Base Price    Expiration          Option Term
           Name              Granted(1)          Year           ($/Sh)         Date          5%           10%
           ----              -------             ----           ------         ----          --           ---
David E. Krischer .....        75,000           11.6%           $5.875      12/18/2010     $277,100    $ 702,200
Dan J. Berman..........        25,000            3.9%           $5.875      12/18/2010     $ 92,400    $ 234,100
Paul A. Criscillis, Jr.        25,000            3.9%           $5.875      12/18/2010     $ 92,400    $ 234,100
Kevin R. Pfannes.......        25,000            3.9%           $5.875      12/18/2010     $ 92,400    $ 234,100
Gregory C. Plank.......        25,000            3.9%           $5.875      12/18/2010     $ 92,400    $ 234,100
G. Hunter Hilliard.....        25,000            3.9%           $5.875      12/18/2010     $ 92,400    $ 234,100

---------------------------
(1) All of the options have a term of ten years and vest one-third annually beginning December 18, 2001.

Year-End Option Values

         The following table provides certain information about the year-end values of stock options held at December 31, 2000, by the Company's executive officers named in the Summary Compensation Table. No options were exercised by executive officers during 2000.

                                             No. of Securities Underlying                  Value of Unexercised
                                                Unexercised Options at                     In-the-Money Options
                                                   Fiscal Year End                          At Fiscal Year End
                                          ----------------------------------      ------------------------------------
                                            Exercisable       Unexercisable         Exercisable         Unexercisable
                                          ---------------    ---------------      ---------------      ---------------
David E. Krischer .........                  100,000             125,000                $ 1,563              $ 3,125
Dan J. Berman..............                   33,334              41,666                $   521              $ 1,042
Paul A. Criscillis, Jr. ...                   33,334              66,666                $   521              $ 1,042
Kevin R. Pfannes...........                   33,334              41,666                $   521              $ 1,042
Gregory C. Plank...........                   20,834              79,166                $   521              $ 1,042

Change in Control Agreements

         Each of the Company's eight executive officers has entered into substantially similar "change in control agreements" with the Company. Pursuant to the agreements, the officer will immediately vest in all unvested stock options in the event of a "Change in Control" (as defined in the agreements). The agreements also provide for certain benefits in the event of a termination of employment under certain circumstances in connection with a Change in Control of the Company. In general, each agreement provides benefits to the officer upon an "involuntary termination" (essentially, termination without cause) or a "voluntary termination" (essentially, resignation in the face of coercive tactics) occurring within 24 months after or six months prior to the date of a Change in Control. Upon any such termination, subject to certain limitations, the officer will be entitled to receive the following benefits: (i) three times the officer's then-current salary, paid in a lump sum amount discounted to present value; (ii) three times the officer's average annual bonus for the previous two years, paid in a lump sum amount discounted to present value; (iii) continuation of health and life insurance for three years; (iv) three times the annual value of the Company's contribution to its 401(k) retirement plan on the officer's behalf, paid as a lump sum amount discounted to present value; and (v) payment of up to $25,000 for outplacement services. The agreements place certain limits on the amounts an individual officer can collect under the agreement. Each of the agreements is for a rolling three-year term, such that the remaining term is always three years, provided that each agreement automatically terminates on the officer's 65th birthday. The Company may terminate any of such agreements upon three years' notice.

                       REPORT OF COMPENSATION COMMITTEE

         The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. The Compensation Committee, which consists of two directors who are not officers or employees of the Company, also grants stock options to executive officers. The following report with respect to certain compensation paid or awarded to the Company's executive officers during 2000 is furnished by the Compensation Committee.

General Policies

         The Company's compensation program is intended to enable the Company to attract, motivate, reward, and retain the management talent required to achieve corporate objectives in a highly competitive industry, and thereby increase shareholder value. It is the Company's policy to provide incentives to its senior management to achieve both short-term and long-term objectives. To attain these objectives, the Company's policy is to provide a significant portion of executive compensation in the form of at-risk, incentive-based compensation, such as stock options. The Compensation Committee believes that such a policy, which directly aligns the financial interests of management with the financial interests of shareholders, provides the proper incentives to attract, motivate, reward, and retain high quality management. In determining the nature and amounts of compensation for the Company's executive officers, the Compensation Committee takes into account all factors that its considers relevant, including business conditions, both in the lodging industry and generally, the Company's performance in light of those conditions, the market rates of compensation for executives of similar backgrounds and experience, and the performance of the specific executive officer.

         To the extent it is able to do so, the Compensation Committee considers the anticipated tax treatment to the Company and to the executives of various payments and benefits. No current or anticipated compensation arrangements would be subject to the $1 million deductibility limitation of Section 162(m) of the Internal Revenue Code.

Cash Compensation

         Cash compensation for executive officers consists of salary and cash bonuses. Base salaries and cash bonuses for executive officers are determined by a subjective assessment of responsibilities and position within the Company, individual performance, and the Company's overall performance.

Stock Options

         The Compensation Committee considers incentive compensation in the form of stock options to be an integral and relatively large part of executive compensation in particular and employee compensation generally. All options granted (other than incentive stock options granted to a ten percent shareholder) have an exercise price equal to the fair market value of the Common Stock on the grant date.

         Options are granted generally to executive officers upon commencement of employment. Other option awards are made at the discretion of the Compensation Committee. In exercising this discretion, the Compensation Committee considers factors specific to each employee such as salary, position, and responsibilities and the Company's performance with respect to those factors such as the rate of the Company's development and growth, revenue growth, and increases in the market value of the Company's Common Stock. Option grants relating to recruiting and employment offers and special circumstances are recommended by management.

Benefits

         Executives are also eligible to participate in the Company's regular employee benefit programs, including a 401(k) retirement savings plan, group medical and dental coverage, group life insurance, group long-term disability insurance, and other group benefit plans. Substantially all decisions with respect to such benefits are made on a group basis, and no individual decisions were made with respect to the executive officers during fiscal 2000.

Chief Executive Officer Compensation

         David E. Krischer founded the Company in January 1987 and has been its Chief Executive Officer since that time. Mr. Krischer's annual compensation was determined by the Compensation Committee using the same criteria that were used to determine compensation levels for other corporate officers and was based on the Compensation Committee's assessment of Mr. Krischer's overall performance and on information regarding compensation paid by similar companies. His compensation has remained substantially the same over the period since the Company conducted its initial public offering (adjusted for differences in pay periods). The Compensation Committee believes that Mr. Krischer's experience, dedication, and knowledge have been of vital importance to the successful and ongoing growth of the operations of the Company. No specific weighting was assigned to these factors.

                              Members of the Compensation Committee

                              James R. Kuse
                              Michael McGovern

                           REPORT OF AUDIT COMMITTEE

         The Audit Committee is comprised of three independent members as classified by the listing standards of the National Association of Securities Dealers'. The Audit Committee acts under a written charter adopted and approved by the Board of Directors in May of 2000. A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

         The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as independent accountants. In addition, the Audit Committee is responsible for recommending to the Board of Directors that the financial statements be included in the Annual Report to shareholders.

         In keeping with its responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000, with management, and has discussed with Deloitte & Touche LLP, the independent public accountants, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and the Audit Committee has discussed the independence of Deloitte & Touche LLP with that firm.

         Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2000, for filing with the Securities and Exchange Commission.

                                   Members of the Audit Committee

                                   James R. Kuse
                                   Michael McGovern
                                   John W. Spiegal

                        INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors, upon recommendation of the Audit Committee, appoints each year the firm that will serve as the Company's independent public accountants. The Board has appointed Deloitte & Touche LLP, which firm served as independent public accountants for the Company during the past fiscal year, to serve as such accountants for the current fiscal year. Such appointment is not subject to ratification or other vote by the stockholders.

         A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, with the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

         The management of the Company plans to recommend to the Board of Directors that Deloitte & Touche be selected to continue as the independent public accountants for the Company for the current year. Fees for last year's audit and the reviews of financial statements included in Forms 10-Q filed during fiscal year 2000 were $136,750, and the Company paid Deloitte & Touche an additional $217,871 for all other services rendered during fiscal year 2000.

                     SHAREHOLDER RETURN PERFORMANCE GRAPH

         Set forth below is a line graph comparing cumulative total return among the Company, the NASDAQ Stock Market-U.S. Index and Standard & Poor's Corporation's Lodging-Hotel Index for the period beginning May 23, 1996, and ending December 31, 2000.

                COMPARISON OF 55 MONTH CUMULATIVE TOTAL RETURN*
                    AMONG SUBURBAN LODGES OF AMERICA, INC.,
                     THE NASDAQ STOCK MARKET (U.S.) INDEX
                      AND THE S & P LODGING-HOTELS INDEX

                             [GRAPH APPEARS HERE]

                                               Cumulative Total Return
                                   -----------------------------------------------
                                   5/23/96   12/96   12/97   12/98   12/99   12/00
Suburban Lodges of America, Inc.    100.00   94.12   78.31   48.16   30.52   33.46
NASDAQ Stock Market (U.S.)          100.00  108.54  132.94  187.47  348.41  209.67
S&P Lodging--Hotels                 100.00   89.55  125.30  102.01  102.00   82.50

                * $100 INVESTED ON 5/23/98 IN STOCK OR ON 4/30/96
                  IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS
                  FISCAL YEAR ENDING DECEMBER 31.

*Assumes that the value of the investment in Company Common Stock was $100 on May 23, 1996, and for each index was $100 on April 30, 1996, and that all dividends were reinvested.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, each executive officer, director and beneficial owner of 10% or more of the Company's Common Stock is required to file certain forms with the Securities and Exchange Commission. A report of beneficial ownership of the Company's Common Stock on Form 3 is due at the time such person becomes subject to the reporting requirement and a report on Form 4 or 5 must be filed to reflect changes in beneficial ownership occurring thereafter. The Company believes that all filing requirements applicable to its officers and directors were complied with in a timely manner during 2000. The Company is not aware that any holder of more than 10% of the Company's Common Stock has not filed reports required under Section 16(a) on a timely basis.

                        PROPOSAL NO. 2. - OTHER MATTERS

         Management of the Company knows of no matters other than those stated above that are to be brought before the meeting. If any other matters should be properly presented for consideration at the meeting, the designated proxies will vote thereon in accordance with their best judgment.

Deadline for Shareholder Proposals for 2002 Annual Meeting

         In order to be eligible for inclusion in the Company's Proxy Statement and Proxies for the Company's 2002 Annual Meeting, proposals of shareholders intended to be presented at that meeting must be received by the Company at its principal executive offices on or before December 11, 2001. Unless the Company is notified on or before February 25, 2002, of any other shareholder proposal intended to be presented for action at the meeting, the proxies identified on the Proxy Card may vote on such proposals at their discretion.

Available Information

         The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission. A copy of such Annual Report on Form 10-K for the year ended December 31, 2000, including the financial statements and the financial statement schedules, but excluding exhibits, may be obtained, free of charge, upon written request by any shareholder to: Suburban Lodges of America, Inc., 300 Galleria Parkway, Suite 1200, Atlanta, Georgia 30339, Attention: Paul A. Criscillis, Jr., Chief Financial Officer.

                                             SUBURBAN LODGES OF AMERICA, INC.

April 10, 2001

                                                                      APPENDIX A

                       SUBURBAN LODGES OF AMERICA, INC.
                            AUDIT COMMITTEE CHARTER

This charter governs the operations of Suburban Lodges' audit committee. The Board of Directors shall review and reassess the charter at least annually and review any changes to the charter with the audit committee.

Organization

The committee shall be appointed by the Board of Directors and shall consist of at least three directors, each of whom is independent of Suburban Lodges' management and the Company. Members of the committee shall be considered independent if they have no relationship that, in the opinion of the Board of Directors, may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise, as such terms are interpreted in the business judgment of the Board of Directors.

Statement of Policy

The audit committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, and the annual independent audit of the Company's financial statements. In so doing, it is the responsibility of the committee to maintain free and open communication with the independent auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or other experts, for this purpose.

Responsibilities and Processes

Suburban Lodges' management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements.

The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the Board of Directors and report the results of their activities to the Board of Directors. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the audit committee, as representatives of the Company's shareholders.

The committee shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities:

     . The committee shall discuss with the independent auditors the overall scope and plans for their audit, including the adequacy of staffing and compensations. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Further, the committee shall meet with the independent auditors to discuss the results of their examination. At the committee's discretion, any such meeting with the independent auditors may be conducted without management present.

     . The committee shall review and discuss the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on form 10-Q. Also, the committee shall discuss the results of the quarterly review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purpose of this review.

     . The committee shall review and discuss with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards, particularly SAS 61, "Communication with Audit Committees." The audit committee shall recommend to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K.

     . The committee shall submit minutes of audit committee meetings to, or discuss the matters reviewed at the committee meetings with, the Board of Directors.

                        Please date, sign and mail your
                     proxy card back as soon as possible!

                        Annual Meeting of Shareholders
                       SUBURBAN LODGES OF AMERICA, INC.

                                 May 17, 2001


                Please Detach and Mail in the Envelope Provided

[X] Please mark your votes
    as in this example.

                                    WITHHOLD
                       FOR all     AUTHORITY
                  nominees listed  to vote for
                   to the right    the nominee
Proposal 1.              [_]           [_]       Nominees: James R. Kuse      It is understood that this proxy confers discretionary
     ELECTION OF                                           Michael McGovern   authority in respect to matters not known or
     DIRECTORS:                                                               determined at the time of the mailing of the notice of
                                                                              the meeting to the undersigned.
(INSTRUCTION: To withhold authority to vote for
any individual nominee, write the nomimee's name                              The undersigned hereby acknowledges receipt of the
in this space provided below.)                                                Notice of Annual Meeting of Shareholders dated April
                                                                              10, 2001 and the Proxy Statement furnished therewith.
________________________________________________
                                                                              This proxy is revocable at or at any time prior to the
                                                                              meeting.

                                                                              PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY IN
                                                                              THE ACCOMPANYING PREPAID ENVELOPE.



Signature __________________________________________  Date_______________  Signature if held jointly _______________________________
Date ______________

Note: (Signature(s) should be exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing is by an attorney, executor, administrator, trustee or guardian, please give full title.)

                                 COMMON STOCK
                                      OF
                       SUBURBAN LODGES OF AMERICA, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                 FOR THE 2001 ANNUAL MEETING OF SHAREHOLDERS.

     The undersigned hereby appoints David E. Krischer and Dan J. Berman, or either of them, with power of substitution to each, the proxies of the undersigned to vote all of the undersigned's shares of the Common Stock of Suburban Lodges of America, Inc. at the Annual Meeting of Shareholders of SUBURBAN LODGES OF AMERICA, INC. to be held at 10:00 a.m. at The Cobb Galleria Centre, Room 119, Two Galleria Parkway, NW, Atlanta, Georgia 30339, on May 17, 2001, and any adjournment thereof.

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE ELECTION OF THE BOARD NOMINEES, AND, UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

                          (Continued on Reverse Side)